KeyW Reports First-Quarter 2018 Financial Results

•	First-quarter revenue of $125.7 million

•	First-quarter adjusted EBITDA (see table 1 below) of $11.4 million (9.0% of revenue)

•	Trailing twelve month awards of $555 million, or 1.1x revenue; first-quarter awards of $106 million

•	Company reiterates fiscal 2018 financial guidance

HANOVER, Md., May 8, 2018 (GLOBE NEWSWIRE)-The KeyW Holding Corporation (NASDAQ: KEYW), a pure-play national security solutions provider for the Intelligence, Cyber and Counterterrorism Communities’ toughest challenges, today announced first-quarter 2018 financial and operating results.

CEO Commentary

“Our first-quarter results demonstrate KeyW’s ability to meet customer expectations, drive financial performance and further expand our position in critical and growing Defense and Intelligence mission areas. Of additional and positive note after quarter close was our successful debt refinancing. In short, we are delivering results in a growth market consistent with our strategy and in accordance with our 2018 Plan. We are also excited with the renewed pace of Requests for Proposal issuances fueled by the recently passed federal budget, a strong indication of future growth for KeyW and our industry,” said Bill Weber, KeyW’s president and chief executive officer.

Business Development Highlights and Contract Awards

For the first quarter, contract awards totaled approximately $106 million, which was in line with company expectations. Trailing twelve-month contract award values totaled $555 million, or 1.1 times revenue. The company reported having approximately $1.3 billion in proposals submitted and awaiting award as of March 31, 2018.

First-quarter awards were highlighted by several highly differentiated classified technical programs, including a development effort for a space-related science and technology customer, an award for a forensics and software development program and a cyber development opportunity.

First-Quarter 2018 Results

Revenues for the quarter of $125.7 million increased by $57.5 million, or 84%, compared to the prior-year quarter. The increase was primarily attributable to contracts acquired through the acquisition of Sotera and increased product sales associated with our Intelligence, Surveillance and Reconnaissance core focus area.

Operating income for the quarter was $1.0 million, compared with an operating loss of $1.3 million in the prior-year quarter. The increase in operating income and margin resulted primarily from the additional revenue acquired in the Sotera acquisition and increased product sales, partially offset by the associated higher cost of revenue, operating expense and amortization expense. Operating expenses in the quarter included $0.8 million of acquisition and integration costs and an additional $1.9 million of non-recurring expenses.

GAAP net loss for the quarter was $3.1 million, or $(0.06) per diluted share, compared to a GAAP net loss of $3.9 million, or $(0.08) per diluted share in the prior-year quarter.

Adjusted EBITDA was $11.4 million, or 9.0% of revenue, for the quarter, compared to $4.5 million, or 6.5% of revenue, in the prior-year quarter. Adjusted EBITDA increased year-over-year primarily because of the additional Sotera revenue, partially offset by the associated higher direct and indirect expenses.

Additional Financial Metrics

KeyW reported total backlog at March 31, 2018, of $1.14 billion, compared with total backlog of $1.19 billion at December 31, 2017.

Cash flow used in operations for the quarter was $16.0 million, compared to $3.8 million in the prior-year quarter. The increase in cash flow used in operations was primarily due to a temporary increase in days sales outstanding (DSO), which were 79 days for the quarter, and a seasonal increase in payroll and related expenditures. The increase in DSO resulted from complexities associated with contract novation and systems integration, and the company expects DSO to return to a normalized level by the end of the fiscal year. Cash and cash equivalents at March 31, 2018, was $3.1 million. At March 31, 2018, the company was in compliance with all of its debt covenants under its 2017 Credit Agreement.

2018 Financial Outlook

KeyW is reiterating the fiscal 2018 guidance it issued on March 15, 2018, based on the company's financial results for the first quarter of 2018 and its current outlook for the remainder of 2018. The table below summarizes the company's fiscal year 2018 guidance:

Fiscal 2018 Guidance
Revenue	$495 million - $515 million
Adjusted EBITDA margin	8.9% - 9.3%

Weber concluded: “KeyW delivered solid and predictable results in the first quarter of 2018. Our financial performance was above our expectations and contract awards were in line with our plan. Furthermore, after quarter close we delivered on our promise to successfully refinance our debt. We are laser focused on executing our operating plan and generating strong cash flow over the remainder of the year.”

Conference Call Information

As previously announced, a conference call and webcast have been scheduled to discuss these results today, May 8, 2018, at 8:00 a.m. EDT. At that time, management will review the company's first-quarter 2018 financial results, followed by a question-and-answer session. Listeners also may access a presentation on our website, which summarizes the company's first-quarter 2018 results and provides additional information regarding 2018 expectations.

Interested parties will be able to connect to our webcast via the Investor Relations page on our website, http://investors.keywcorp.com, on May 8, 2018. We encourage people to register for an email reminder about the webcast on the Events and Presentations tab, also found on the Investor Relations page of our website. Interested parties may also listen to the conference call by calling 1-877-451-6152. The International Dial-In access number will be 1-201-389-0879. The conference ID for the event is 13678759.

An archive of the webcast will be available on our website following the call. In addition, a podcast of our conference call will be available for download from the Investor Relations page of our website at approximately the same time as the webcast replay.

About KeyW

KeyW is a pure-play national security solutions provider for the Intelligence, Cyber and Counterterrorism Communities' toughest challenges. We support the collection, processing, analysis and dissemination of information across the full spectrum of their missions. We employ and challenge nearly 2,000 of the most talented professionals in the industry with solving such complex problems as preventing cyber threats, transforming data into intelligence and combating global terrorism. For more information, please visit www.KeyWCorp.com or follow KeyW on Twitter @KeyWCorp.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to: statements about our future expectations, plans and prospects; our full-year 2018 revenue and adjusted EBITDA margin estimates under the heading “2018 Financial Outlook”; our Days Sales Outstanding expectations, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities,” and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to, those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018 and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KeyW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise, unless required by law.

Media Contact:
Heather Williams
Corporate Media Relations
443.733.1613
communications@keywcorp.com
Investor Contact:
Mark Zindler
Vice President, Investor Relations
703.880.9379
investors@keywcorp.com

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except per share amounts)

	Three months ended March 31,
	2018	2017
Revenue	$125,742	$68,256
Cost of revenue, excluding amortization	93,774	47,889
Operating expenses	27,024	19,984
Intangible amortization expense	3,941	1,650
Operating income (loss)	1,003	(1,267)
Interest expense, net	4,828	2,609
Other non-operating (income) loss, net	(5)	8
Loss before income taxes	(3,820)	(3,884)
Income tax benefit, net	(693)	—
Net loss	$(3,127)	$(3,884)

Weighted average common shares outstanding
Basic	49,866	46,562
Diluted	49,866	46,562

Loss per share
Basic	$(0.06)	$(0.08)
Diluted	$(0.06)	$(0.08)

As the Company adopted the requirements of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, as amended (Topic 606) as of January 1, 2018, using the modified retrospective method, there is a lack of comparability to the prior period presented.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(In thousands, except par value per share amounts)

	March 31,2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,100	$17,832
Receivables	37,063	49,880
Unbilled receivables	72,809	37,785
Inventories, net	20,186	20,496
Prepaid expenses	1,424	2,266
Income tax receivable	278	210
Total current assets	134,860	128,469

Property and equipment, net	41,662	43,283
Goodwill	455,197	455,197
Other intangibles, net	53,104	57,045
Other assets	2,817	2,913
TOTAL ASSETS	$687,640	$686,907
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,523	$25,609
Accrued expenses	20,007	17,862
Accrued salaries and wages	24,709	29,341
Term loan – current portion	6,750	6,750
Deferred revenue	7,474	6,090
Total current liabilities	86,463	85,652

Convertible senior notes, net of discount	140,663	138,998
Revolver	4,000	—
Term loan – non-current portion, net of discount	119,186	120,627
Deferred tax liability, net	18,222	19,174
Other non-current liabilities	11,005	11,444
TOTAL LIABILITIES	379,539	375,895
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 100,000 shares authorized, 49,867 and 49,876 shares issued and outstanding	50	50
Additional paid-in capital	424,113	422,901
Accumulated deficit	(116,062)	(111,939)
Total stockholders’ equity	308,101	311,012
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$687,640	$686,907
As the Company adopted the requirements of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, as amended (Topic 606) as of January 1, 2018, using the modified retrospective method, there is a lack of comparability to the prior period presented.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three months ended March 31,
	2018	2017
Net loss	$(3,127)	$(3,884)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	1,180	958
Depreciation and amortization expense	6,531	3,082
Non-cash interest expense	1,911	1,608
Loss on disposal of assets	151	—
Deferred taxes	(626)	—
Changes in balance sheet items, net of effects of acquisitions:
Accounts receivable	12,817	(703)
Unbilled receivables	(33,858)	(1,249)
Inventories, net	17	(1,581)
Prepaid expenses	371	(345)
Accounts payable	1,914	(738)
Accrued expenses	(2,894)	(923)
Other non-current assets/liabilities	(344)	(60)
Net cash used in operating activities	(15,957)	(3,835)
Cash flows from investing activities:
Purchases of property and equipment	(1,119)	(2,959)
Net cash used in investing activities	(1,119)	(2,959)
Cash flows from financing activities:
Proceeds from stock issuance, net	—	84,586
Principal payments of term note	(1,688)	—
Proceeds from revolver	9,000	—
Repayment of revolver	(5,000)	—
Proceeds from option exercises, net	32	28
Net cash provided by financing activities	2,344	84,614
Net (decrease) increase in cash and cash equivalents	(14,732)	77,820
Cash and cash equivalents at beginning of period	17,832	41,871
Cash and cash equivalents at end of period	$3,100	$119,691
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,786	$1,897
Cash paid for taxes	$1	$6

Non-GAAP Financial Measures

Adjusted EBITDA and adjusted EBITDA margin, as defined by KeyW, are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. The adjusted EBITDA reconciliation table and adjusted EBITDA as percentage of full year revenue guidance reconciliation table below provide a reconciliation of these non-U.S. GAAP financial measures to net income (loss) and estimated net income (loss) margin, the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. Adjusted EBITDA and adjusted EBITDA margin should not be considered as alternatives to net income, net income margin, operating income or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. Our adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA, adjusted EBITDA margin or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA and adjusted EBITDA margin to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate.

We believe adjusted EBITDA and adjusted EBITDA margin are useful to investors in evaluating our operating performance for the following reasons:

•
we have various non-recurring transactions or non-operating transactions and expenses that directly impact our net income. Adjusted EBITDA is intended to approximate the net cash provided by operations by adjusting for non-recurring or non-operating items; and

•	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.

Our board of directors and management use adjusted EBITDA:

•	as a measure of operating performance;

•	to determine a significant portion of management's incentive compensation;

•	for planning purposes, including the preparation of our annual operating budget; and

•	to evaluate the effectiveness of our business strategies.

Although adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not reflect interest expense or interest income;

•	adjusted EBITDA does not reflect cash requirements for income taxes;

•	adjusted EBITDA does not include non-cash expenses related to stock compensation;

•	adjusted EBITDA does not include acquisition and integration costs;

•	adjusted EBITDA does not include other adjustments which are non-recurring expenses;

•
although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and

•	other companies in our industry may calculate adjusted EBITDA or similarly titled measures differently than we do, limiting its usefulness as a comparative measure.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Adjusted EBITDA Reconciliation Table
(in thousands and unaudited)
Table 1

	Three months ended March 31,
	2018	2017
Net loss	$(3,127)	$(3,884)
Depreciation	2,590	1,432
Intangible amortization	3,941	1,650
Share-based compensation	1,180	958
Interest expense, net	4,828	2,609
Tax benefit	(693)	—
Acquisition and integration costs	773	1,687
Other adjustments	1,870	—
Adjusted EBITDA	$11,362	$4,452

Adjusted EBITDA as Percentage of Full Year Revenue Guidance Reconciliation Table

	Fiscal Year 2018 Estimate
	Low	High
Net loss	(3.0)%	(2.4)%
Depreciation	2.0%	1.9%
Intangible amortization	2.4%	2.4%
Share-based compensation	0.8%	0.8%
Interest expense, net	6.8%	6.5%
Tax benefit	(0.7)%	(0.5)%
Acquisition and integration costs	0.2%	0.2%
Other adjustments	0.4%	0.4%
Adjusted EBITDA Margin	8.9%	9.3%

# # #